Exhibit 99. (a)

Exhibit 99. (a)

Annual

Meeting of

Shareholders

We have prepared a brief slide show to present highlights of 2009 including sucessful activity in the debt markets, our core operating performance, financial results and recent development activities.

1

Debt Maturities Entering 2009

No mortgage debt maturing in 2009 or 2010

Loans maturing in December 2011

$78 million balance outstanding

8.1% interest rate

Secured by 6 shopping centers

Liquidity and debt maturities are two critical metrics in times of uncertain credit.

We started 2009 with $548 million of fixed-rate mortgage debt, none of which was scheduled to mature before December 2011.

With interest rates remaining low and the prospect of rising rates following on the heels of economic recovery, we felt that it was prudent to address all of our 2011 maturities during the past year.

These loans totaled $78 million, were secured by 6 properties and had a weighted average interest rate of 8.1%.

Debt Transactions - 2009

5 new non-recourse loans totalling $118 million

Each loan generated net cash proceeds, $35 million in total

One of the six properties remains unencumbered by debt

Shopping center generating over $1.8 million in NOI

All 15-year terms, 25-year amortization, 7.5% rate

During 2009, we closed on 5 new 15-year non-recourse mortgage loans totalling $118 million to pay-off all of the $78 million in loans maturing in 2011.

After loan closing costs and early pre-payment penalties, we netted $35 million of cash proceeds, and one asset remains free and clear.

The new loans mature in 2024 and 2025, and the weighted average interest rate is 7.5%, slightly better than the 8.1% rate for the debt that was paid-off.

Mortgage Debt Maturities
December 31, 2009
Weighted average maturity of
mortgage debt is 8.7 years
$100
$50
$0
Millions
$96
$39
$13
$15
$28
$61
$27
$11
$9
$37
$60
$20
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
Year Debt Matures
(Excludes scheduled amortization)
Saul Centers

The $96 million maturity in October 2012 is now the next one we face.

This represents a very manageable level of debt on the 9 properties securing this 15 year, amortizing loan placed in 1997. Three of our prime retail assets - Seven Corners, Thruway and White Oak - are part of this pool.

The $96 million due at maturity in 2012 represents only 65% of the original amount borrowed, as a result of a healthy loan paydown schedule.

Beyond 2012, maturities of our mortgage debt are staggered from 2013 until 2025, with no individual year during this period exceeding $65 million.

4

Debt Summary

March 31, 2010

90% fixed rate, nonrecourse debt

Weighted average mortgage maturity = 8.7 years

Average mortgage debt interest rate is 6.7%

Interest coverage = 3.3 times

$150 million credit line, none drawn

Over $10 million in cash balances

90% of our debt is fixed rate and nonrecourse property debt. The balance is construction debt.

The weighted average maturity is 8.7 years, and the average interest rate is 6.7%.

Our property operating income provided an interest expense coverage of 3.3 times in 2009.

During 2009, we modified our $150 million revolving credit line to extend the maturity from December 2010 to June 2012, with a one-year extension to June 2013.

The $150 million credit line is available for borrowing, and we currently have over $10 million in cash reserves and an additional $11 million in unfunded draws available under our Clarendon construction loan.

Capital Structure Highlights

3/31/2010 closing price = $41.40/sh

Common Equity Preferred Equity Debt

$2,000 $1,500 $1,000 $500

$1,380 $826 $100 $454

2004 2005 2006 2007 2008 2009

$1,787 $965 $177 $644

3/31/10

Year End

At March 31, 2010, we had a total combined debt and equity capitalization of approximately $1.8 billion, compared to $1.4 billion 5 years ago, and 15% down from our high levels of approximately $1.9 billion from two years ago.

Total debt is currently $644 million, represented here in blue.

Preferred stock, shown here in yellow, represents about 10% of our capital base. Our first preferred stock offering of $100 million was completed in 2003 and we completed a very timely $80 million public offering in March 2008, one of the last REIT preferred offerings prior to the deterioration of the credit markets. Both issues are perpetual and callable by the Company 5 years from the issue dates.

Our capital structure now has a leverage ratio of approximately 36% debt to total capitalization.

Overall Portfolio Leasing Percentage

(Excluding properties under development)

Quarterly Average Leasing Percentage

95.5% 95.4% 95.3% 94.7% 94.3% 93.6% 93.3% 92.9% 92.8% 92.7%

Dec.’07 Mar.’08 Jun.’08 Sep.’08 Dec.’08 Mar.’09 Jun.’09 Sep.’09 Dec.’09 Mar.’10

The financial crisis which has engulfed our country and the world over the past few years has impacted our portfolio’s operating performance, primarily as a result of decreased leasing percentage as shown here.

Our leasing percentage declined from an average of 95.5% during the 2007 fourth quarter, to 94.3% for the 2008 fourth quarter, 92.8% at year end 2009, and 92.7% during the 2010 1st quarter.

Deal volume in the retail portfolio has increased since mid-2009, causing stabilization of retail leasing percentages over the past 3 quarters.

Retail Leasing Summary

(Excluding properties under development)

Average Leasing Percentage

95.7% 94.8% 93.4% 93.2%

2007 2008 2009 1Q‘10

Same Space Rental Rate Change

11.1% 12.5% -1.3% 2.2%

5-yr avg prior to 2008 = 8.7%

2007 2008 2009 1Q‘10

With the decline in overall consumer spending, retailers continue to struggle with declining sales and limited access to capital. Declining retail sales lead to lower rental rates. We expect rental rate pressures to remain until occupancies rebound and tenant sales begin to increase.

On a same space basis, retail rental rate increases over expiring rents averaged 8.7% for the 5 year period prior to 2008. Same space rents decreased by 1.3% in 2009 and increased 2.2% in the first quarter of 2010.

8

Retail Same Property NOI Growth

Percentage Change

4.5% 1.0% 1.9% -2.6% -5.5% -4.6% -2.9% -1.5% -1.3%

5yr avg prior to 2008 = 2.9%

1Q’08 2Q’08 3Q’08 4Q’08 1Q’09 2Q’09 3Q’09 4Q’09 1Q’10

Over the five years from 2003 to 2008, we achieved average annual retail net operating income growth of 2.9% on a same property basis.

Retail same property growth averaged 2.5% during the 1st three quarters of 2008. Since the 2008 4th quarter, property income has declined each quarter through the 1st quarter of this year.

The declines were primarily the result of increased small shop vacancy and higher credit loss reserves for tenants struggling to make rent payments.

Most of the increased vacancies were closings of shop tenants consisting primarily of restaurants, tanning salons, small fitness centers and video stores. Much of this weakness was concentrated in our Loudoun County, Virginia and our Florida properties.

Funds From Operations (FFO) & Dividends
5-yr avg FFO per share growth prior to 2008 = 4.6%/yr
$2.20
1.56
$2.42
1.60
$2.57
1.68
$2.75
1.77
$2.68
1.88
$2.40
1.53
2004
2005
2006
2007
2008
2009
FFO
Dividends
Current dividend of $.36/share equates to an annual dividend of $1.44/share.
Saul Centers

FFO results for the past 6 years are highlighted here.

Over this period, absolute FFO has grown by a compounded average of 3.6% annually.

Compounded annual growth <u>per share</u> was 1.8%, from $2.20 per share in 2004 to $2.40 in 2009, much lower than our 5-year average of 4.6% per year prior to 2008.

After increasing the common stock dividend from 2005 to 2008, we reduced the January 2009 dividend by 17%, from a quarterly amount of $0.47 per share to $0.39 per share. In October 2009 we again decreased the payout to the current $0.36 per share.

10

Dividend as a % of FFO

Dividend Payout

71% 66% 65% 64% 70% 64% 54%

2004 2005 2006 2007 2008 2009 1Q’10

Low FFO

payout ratio;

64% of 2009

FFO was paid out in dividends.

Over the past 5 years, we paid out an average of 66% of our FFO as dividends.

As you may know, REITs are required to pay out 90% of taxable income. We have followed a policy of setting the common stock dividend approximately equal to taxable income, to comply with these REIT regulations, and not pay federal corporate income tax. In this uncertain economic climate, this practice has allowed us to maintain the maximum amount of excess cash flow to fund development activities or to retire debt.

As taxable income declined in 2009, we lowered our dividend, paying out 64% of our FFO in 2009.

Geographic Mix & Property Type

DC. / Baltimore 82%

Other 18%

2009 Property Operating Income

Shopping Centers 77%

Office 23%

Our geographic focus continues to be in the metropolitan Washington DC market.

Over 82% of our 2009 property operating income was generated in the metropolitan Washington, DC/Baltimore area. This focus is our strength in this period of economic crisis. When nationwide unemployment peaked at 10.1% in October 2009, the Washington area jobless rate was 6.2%.

The retail component of our portfolio’s income was 77%, with office producing 23%.

Office Properties

1.2 million square feet

3 mid-rise properties produce 74% of office operating income

Operating income grew by over 3% in 2009

Only 65,900 square feet of space expires in 2010

Washington Square, Alexandria, Virginia

601 Pennsylvania Ave, Washington DC

Van Ness Square, Washington DC

Our office space totals over 1.2 million square feet.

Approximately 74% of the office portfolio operating income is produced from our 601 Pennsylvania Avenue, Van Ness Square and Washington Square office buildings, all located in metropolitan Washington, DC.

Operating income at these 3 buildings grew by over 3% in 2009. Looking forward, only 65,900 square feet of space, approximately 11% of the total square feet in these properties, expires during 2010, therefore minimizing near term lease roll-over risk.

Avenel Business Park, Gaithersburg, Maryland

Weakness continues in our 1-story office flex properties, the largest being the 391,000 square foot Avenel Business Park, located in the I - 270 corridor in Gaithersburg, Maryland.

The park, at 84.1% leased, is currently at its historically low leasing percentage.

Prior to 2009, about 50% of the park’s square footage was leased to biotech tenants, many of which rely on the scarce venture capital funding for their early stage life science businesses.

Shopping Centers

(2009)

Harris Teeter, Lansdowne Town Center

47 retail properties generate 77% of property operating income

31 centers are grocery anchored & produce 84% of retail operating income

Tenants reported sales averaging $325 per square foot

Grocers reported sales averaging $450 per square foot

During 2009, property operating income from our 47 retail properties produced 77% of overall operating income.

31 of our centers are anchored by a food store, and these grocery-anchored properties produced 84% of our retail operating income.

Total retail sales for the portfolio, from tenants who report sales, were $325 per square foot in 2009, a decrease of 3.1% from 2008.

Grocery store sales are a key driver of customer traffic in neighborhood centers. The overall sales volume reported by our grocery stores averaged $450 per square foot, a decrease of 3.5% from 2008.

Favorable Demographics

$110,000

$100,000

$90,000

$80,000

$70,000

$60,000

$50,000

Saul Centers Avg.

National Avg.

Average household income within three mile radius of Saul Centers’ retail properties exceeds the national average

Saul Centers’ Avg. $99,700

National Avg. $71,400

Source U.S. Census Bureau, Census 2000

ESRI forecasts for 2009.

Saul Centers

The long-term success of our core portfolio hinges largely on prime infill locations.

Saul Centers’ demographics are well above the national averages.

Saul Centers’ properties 3-mile trade areas have average household incomes of $99,700, compared to the national average of $71,400.

Our 3 and 5 mile population counts average 94,000, and 228,000, respectively, which are representative of very strong infill locations.

Our top 20 properties in terms of household income average over $131,000.

Major Retail Tenants

Top 10 retail tenants provided only 20% of 2009 Revenue

Tenant Name

Locations

SF %

2009 Revenue

Giant Food

9 6.1% 4.4%

Safeway

8 4.7% 3.2%

Chevy Chase Bank

20 0.8% 2.3%

CVS

6 1.3% 1.8%

Publix

5 2.9% 1.7%

Lowe’s Home Center

23.1% 1.6%

Home Depot

2 2.9% 1.4%

Harris Teeter

3 1.7% 1.3%

Super Fresh

2 1.2% 1.1%

Office Depot

4 1.5% 1.0%

Totals

61 26.1% 19.8%

Saul Centers

A diverse retail tenant base minimizes exposure to any one tenant’s credit.

Of 2009 rental revenue, only Giant Food, at 4.4%, Safeway at 3.2% and Chevy Chase Bank at 2.3% accounted for more than 2% of total Company revenue.

Our top 10 tenants comprise only 20% of total revenue, with 60% of this revenue generated by supermarkets, a very stable source of income.

Retail Lease Expirations

Over 50 % of base rents in place to 2014 & beyond

Year	Square Feet	S F %	Base Rent $	Base Rent %
2010 *	381,000	5.3%	$ 5,631,000	5.8%
2011	867,000	12.0%	12,745,000	13.2%
2012	800,000	11.1%	13,965,000	14.5%
2013	625,000	8.7%	10,936,000	11.3%
2014 & beyond	3,964,000	54.9%	53,306,000	55.2%
Totals	6,637,000	92.0%	$ 96,583,000	100.0%

* As of April 1, 2010

Saul Centers

Retail lease expirations for the balance of 2010 total 381,000 SF. Over 45% of the space that expired in 2010 has been successfully renewed or re-leased as of the end of the 1st quarter.

More than half of our base rents are contracted under leases expiring in 2014 and beyond.

19

Seven Corners

Seven Corners, Falls Church, Virginia

Seven Corners is a 568,000 square foot community shopping center in Falls Church, Virginia.

It is anchored by a Shoppers Food Warehouse and a Home Depot.

During late 2008, we signed a lease with Syms clothing store, replacing a dark 50,000 square foot anchor space. Syms opened in June 2009.

We just signed a ground lease with Red Robin gourmet burger restaurant. They will construct a 6,000 square foot family restaurant on the Route 7 side of the center, and plan on opening in early 2011.

The center is our largest retail property as measured both by square footage and operating income, and is our top producing shopping center with over $150 million in annual sales reported by our tenants.

White Oak

White Oak, Silver Spring, Maryland

Saul Centers

White Oak is a 354,000 square foot community shopping center located in Silver Spring, Maryland anchored by a Giant supermarket, and a Sears.

During 2009, we successfully re-tenanted an expiring Rite Aid and adjacent former Blockbuster store, by signing a 13,000 square foot Walgreens lease. Walgreens opened in the spring of 2009, and the center is currently 99% leased.

This property is one of our top five in size, operating income, and retail sales reported by our tenants.

Southdale

Southdale, Gen Burnie, Maryland

Saul Centers

Southdale is a 484,000 square foot community shopping center located in Glen Burnie, Maryland, south of Baltimore.

The center is anchored by Home Depot, Marshall’s, Value City Furniture, and a Fresh World grocery store.

Circuit City vacated their 37,000 square foot store in mid-March 2009 due to their corporate liquidation.

Just last month, we released 20,000 square feet of this box to Gallo

Clothing, a chain of 18 off-price clothing stores in the Mid-Atlantic region.

This was our only anchor size retail vacancy which resulted from the recent economic downturn.

Southdale is currently 94% leased.

Ashburn Village

Ashburn Village, Ashburn, Virginia

Saul Centers

Ashburn Village is a 222,000 square foot, Giant anchored shopping center, located off Route 7 in Loudoun County, Virginia.

We developed the initial phase of Ashburn Village in 1994, our first entry into Loudoun County.

While one of the dominant centers in Loudoun County, small shop retailers have struggled for the past few years.

Occupancy fell to a low point of 90% in the fourth quarter of 2008. Leasing activity has rebounded somewhat throughout 2009, and the center is currently 94% leased.

We own four centers in Loudoun County, totaling over 700,000 square feet of space. Loudoun has been one of our most impacted markets, as the turmoil in the housing market has caused dramatically decreased retail sales, and tenant delinquencies at many restaurants, health fitness centers and other discretionary type retail uses.

Seabreeze Plaza

Seabreeze Plaza, Palm Harbor, Florida

Saul Centers

Seabreeze is a 147,000 square foot, Publix anchored neighborhood center located in Palm Harbor, Florida, just outside of Tampa.

This Publix has the highest sales per square foot of any grocery store in our portfolio, with sales volume in excess of $775 per square foot.

We acquired Seabreeze in 2005 and it is the largest of our Florida shopping centers. The center is now 95% leased with the recent addition of a 15,000 square foot Petco store.

We have five centers in Florida, totaling over 590,000 square feet. While over 7% of our portfolio’s square footage, these 5 properties produce less than 5% of our overall property operating income. Stress in the housing markets has greatly impacted retail sales, and small shop vacancies in our Florida properties continue to increase.

Northrock

Northrock, Warrenton, Virginia

In early 2009, we completed construction of Northrock shopping center, a neighborhood center totaling approximately 103,000 square feet of leasable area. The center is in Warrenton, Virginia along heavily traveled US Route

29.

In June, 2009, Harris Teeter opened a 52,700 square foot grocery store. Two pad buildings have been completed and 12,000 square feet of in-line shop space is leased.

The center is 71% leased

Westview Village

Westview Village, Frederick Maryland

We also just completed construction of Westview Village on MD Route 85 in Frederick, Maryland.

This development includes 60,000 square feet of retail shop space, 30,000 square feet of professional office space, and 11,000 square feet of pad space.

The 101,000 square foot center is 30% leased, with activity continuing to be very slow.

Clarendon Center

244 luxury apartments

42,000 SF ground floor retail

170,000 SF Class “A” office

2 city blocks adjacent to Metro station

Amenities include indoor pool, fitness center, community room

Our Clarendon Center development will be comprised of a residential tower with 244 luxury apartment units, 42,000 square feet of street-level retail stores and 170,000 square feet of office space, all located adjacent to the Clarendon Metro station in Arlington County, Virginia.

Clarendon is one of the premier residential and commercial submarkets in the metropolitan Washington, DC area.

The above photo captures just one of the many fantastic views of downtown Washington from the upper floors of the project.

Clarendon Center

South Block

Here is a recent construction photo of the development.

Construction has topped out on the South block and interior work is proceeding.

The development is on schedule, with construction to be completed by the end of 2010.

A total of 14,000 square feet of the 42,000 square feet of ground floor retail space is leased - tenants include Circa Restaurant, Burke & Herbert Bank, Pete’s New Haven Pizza and Tangy Sweet Garden. Leases are under negotiation for much of the remainder of the retail space.

Apartment pre-leasing will commence in September with occupancy scheduled for December, 2010.

Clarendon Center

North Block

The North block will contain ground floor retail under 5 stories of office space. Several office leases are under negotiation, but there are no signed leases yet to report.

A total of $130 million of the estimated $195 million of total project cost has been incurred to date.

Total Shareholder Return

(assumes reinvestment of dividends)

Total Return $100 Invested

$180 $160 $140 $120 $100 $80

Saul Centers’ compounded annual return:

5 year= 9.9%

10 year= 16.4%

Dec 2004 Dec 2005 Dec 2006 Dec 2007 Dec 2008 Dec 2009 Mar 2010

Saul Centers

NAREIT Equity

Russell 2000

S & P 500

During the past twelve months, we have rebounded from a tough total return decline during 2008 and through the 1st quarter of 2009.

Our 10-year compounded total return now averages more than 16% per year and our 5-year total return is just under 10% per year.

Saul Centers

NYSE Symbol: B F S

Annual Meeting of Shareholders

Boulevard, Fairfax City, Virginia

Saul Centers

We remain committed to, and confident in, the long-term performance of our core retail and office properties.

We feel we are prepared to endure the potential for continued economic stress, with cash reserves and a strong balance sheet.